Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Robert A. Milligan	Kristen Armstrong
Chief Financial Officer	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America, Inc. Provides Business Update for 4Q 2020

SCOTTSDALE, ARIZONA, January 12, 2021 - Healthcare Trust of America, Inc. (NYSE:HTA or the “Company”), provided a business update for 4Q 2020 which included the acquisition of over $129 million of medical office investments and the collection of more than 99% of contractual rent due.
“We concluded 2020 and are starting 2021 with strong momentum on the acquisition front, largely due to the long-term relationships we have in our key markets,” stated Chairman, President, and CEO Scott D. Peters. “These acquisitions are a testament of HTA’s ability to leverage relationships with health systems and local developers to drive investment opportunities at attractive yields, in existing key markets where we have in-place scale that we expect to see continued growth and synergies.”
Recent Investment Activity During Q4 2020, HTA closed on approximately $129 million of medical office investments primarily consisting of on-campus MOBs in the quarter at anticipated, in-place year one MOB yields of over 5.8%, prior to any synergies from the Company’s full service operating platform. Including operating synergies, HTA anticipates year one yields of over 5.9%. These MOBs have 386,000 square feet of GLA, are 95% leased as of the time of acquisition, and are located in the Company’s existing key markets. During 2020, HTA has now closed on over $181 million of acquisitions totaling 600,000 square feet of GLA, with expected year one contractual MOB yields at approximately 6.0% before any operating synergies. With operating synergies, HTA expects year one contractual yield on these acquisitions of 6.2%. These properties are approximately 94% leased as of closing, and are well located within dynamic submarkets in HTA's key markets.
Acquisitions completed in 4Q20 include:
•Palmetto II Medical Office Building (Miami, FL). HTA acquired this MOB with 177,000 square feet of GLA in December 2020. This building is 100% leased and is connected to Palmetto General Hospital and adjacent to HTA’s Palmetto Medical Plaza MOB. This purchase increases our investment on this campus to over 300,000 square feet of GLA. Our portfolio in the Miami market is now approximately 1.2 million square feet of GLA.
•Texas Tech MOB (El Paso, TX). HTA acquired this 110,000 square foot MOB in December 2020. This MOB is 97% leased and is located and is located on the campus of Providence Hospital. The building is anchored by Texas Tech University Health System, which represents 65% of existing occupancy, and will grow to 74% by the end of 2021. This purchase increases our portfolio in the El Paso market to approximately 475,000 square feet of GLA.
•Mount Carmel St. Ann's Medical Office Building (Westerville, OH). HTA acquired this 99,000 square foot MOB located in the Columbus, Ohio submarket in December 2020. The MOB is 83% leased and is located on the campus of Mt. Carmel St. Ann's Hospital. This purchase increases our portfolio in the Columbus market to approximately 500,000 square feet of GLA.

In addition to these stabilized acquisitions, the Company also disposed of an on-campus MOB in Kansas City for approximately $17 million and acquired a fee-simple parcel of land adjacent to a leading hospital in Houston for approximately $10 million.

Rent Collections Update
•In Q4 2020, our total cash collections (including collections on prior period receivables) totaled 103% of our Q4 charges (which included scheduled deferral repayments). For Q4 charges only, we collected approximately 99% of our total monthly rents that are contractually due and owed, with negligible new amounts deferred.
•In total, we have approved deferral plans that total approximately $11.1 million, of which approximately $7.3 million have been repaid as of year-end. The remainder are expected to be repaid within the next 6 to 9 months.

About HTA
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising approximately 25.1 million square feet of GLA, with $7.4 billion invested primarily in medical office buildings as of September 30, 2020. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.
The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•the Company's ability to effectively deploy proceeds of offerings of securities;
•changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;
•the Company's ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;
•pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic;
•economic fluctuations in certain states in which the Company's investments are geographically concentrated;
•financial stability and solvency of the Company's tenants, including the ability and willingness of the Company's tenants or borrowers to satisfy obligations under their respective contractual arrangements with the Company and the potential inability of the Company to enforce its rights under its leases during the pendency of any pandemic;
•the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases or the Company's ability to reposition its properties on the same or better terms in the event of a nonrenewal or in the event the Company exercises its right to replace an existing tenant;
•fluctuations in reimbursements from third party payors such as Medicare and Medicaid;
•supply and demand for operating properties in the market areas in which the Company operates;
•changes in operating expenses of the Company's properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and utility rates;
•the Company's ability and the ability of its tenants to obtain and maintain adequate property, liability and other insurance from reputable, financial stable providers;
•restrictive covenants on certain of the Company's properties subject to ground leases that may restrict or limit the uses of its properties and the types of tenants the Company is able to lease to, and the Company's ability to attract new tenants;
•the impact from damage to the Company's properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effect of climate change;
•retention of the Company's senior management team and its ability to attract and retain qualified key personnel;
•legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts ("REITs") and changes to laws governing the healthcare industry;
•changes in interest rates, including changes a as result of the potential phasing out of the London Inter-bank Offered Rate ("LIBOR");
•the availability of capital and financing;
•restrictive covenants in the Company's credit facilities;
•changes in the Company's credit ratings;
•HTA's ability to remain qualified as a REIT;
•changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and
•the risk factors set forth in HTA’s most recent Annual Report on Form 10-K and in HTA’s most recent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.